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                                                                    EXHIBIT 99.9

                        VENTURA COUNTY NATIONAL BANCORP

                 DTC PARTICIPANT OVERSUBSCRIPTION EXERCISE FORM

  This form is to be used only by the Depository Trust Company ("DTC") participants to exercise the Oversubscription Privilege in respect of Rights with respect to which the Basic Subscription Privilege was exercised and delivered through the facilities of DTC. All other exercises of Oversubscription Privileges must be effected by the delivery of Subscription Right Certificate(s).

  The terms and conditions of the Offering are set forth in the Prospectus
dated          , 1995 (the "Prospectus") of Ventura County National Bancorp
(the "Company") and are available upon request from                        ,
the Information Agent, and First Interstate Bank of California, the Subscription Agent. Terms used but not defined herein have the meaning ascribed to them in the Prospectus.

  VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00
P.M., PACIFIC TIME, ON           , 1995, UNLESS EXTENDED BY THE COMPANY TO A
TIME NOT LATER THAN 5:00 P.M., PACIFIC TIME, ON           , 1995 (IN EITHER
CASE, THE "EXPIRATION TIME").

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  1. The undersigned hereby certifies to the Company and First Interstate Bank of California as the Subscription Agent, that it is a participant in DTC and that it has either (i) exercised the Basic Subscription Privilege in respect of Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent designated in the Prospectus or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Basic Subscription Privilege and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such DTC account of the Subscription Agent.

  a. The undersigned hereby exercises the Oversubscription Privilege to
purchase, to the extent available,      shares of Common Stock and certifies to
the Company and the Subscription Agent that such Oversubscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf at least one Right has been exercised pursuant to the Basic Subscription Privilege. A true and correct Nominee Holder Oversubscription Certification is attached as Exhibit A hereto.

  b. The undersigned understands that payment of the Subscription Price of
$     per Underlying Share subscribed for pursuant to the Oversubscription
Privilege must be received by the Subscription Agent before the Expiration Time
and represents that such payment, in the aggregate amount of $         , either
(check appropriate box):

 [_] has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above

              or

 [_] is being delivered to the Subscription Agent herewith

              or

 [_] has been delivered separately to the Subscription Agent;

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and, in the case of funds not delivered pursuant to a Notice of Guaranteed
Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

 [_] Wire transfer of funds directed to First Interstate Bank of California, c/o Mellon Bank, Pittsburgh, PA #17, ABA #043000261, Reorg. Account-100-2331-VCNB, Attn: Evelyn O'Connor

 [_] Name of transferor institution

     Date of transfer

     Federal Reference number (if available)

     Uncertified check payable to First Interstate Bank of California. (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Rights holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

 [_] Certified check payable to First Interstate Bank of California

 [_] Bank draft payable to First Interstate Bank of California

 [_] Money order payable to First Interstate Bank of California


 DATE AND SIGN HERE:


 By:  ______________________________      ______________________________________
                                          DTC BASIC SUBSCRIPTION
                                          CONFIRMATION NUMBER
 Name: _____________________________
                                          _____________________________________
 Title: ____________________________      DTC PARTICIPANT NUMBER

                                          _____________________________________
 Dated: _____________________ , 1995      NAME OF DTC PARTICIPANT


  PARTICIPANTS EXERCISING THE OVERSUBSCRIPTION PRIVILEGE PURSUANT HERETO MUST ALSO SUBMIT THE NOMINEE HOLDER OVERSUBSCRIPTION CERTIFICATION ATTACHED HERETO AS EXHIBIT A TO THE SUBSCRIPTION AGENT.

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                                   EXHIBIT A

                        VENTURA COUNTY NATIONAL BANCORP

                 NOMINEE HOLDER OVERSUBSCRIPTION CERTIFICATION

  The undersigned, a bank, broker or other nominee holder of Rights ("Rights") to purchase shares of Common Stock, no par value ("Common Stock"), of Ventura County National Bancorp (the "Company") pursuant to the Rights offering (the "Offering") described and provided for in the Company's Prospectus dated
                , 1995 (the "Prospectus"), hereby certifies to the Company and to First Interstate Bank of California as Subscription Agent for such Offering, that for each numbered line filled in below the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the Basic Subscription Privilege (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional shares of Common Stock pursuant to the Oversubscription Privilege (as defined in the Prospectus), in the amount set forth in the second column of such line:

        NUMBER OF RIGHTS EXERCISED            NUMBER OF SHARES SUBSCRIBED FOR
      PURSUANT TO BASIC SUBSCRIPTION            PURSUANT TO OVERSUBSCRIPTION
                PRIVILEGE                                PRIVILEGE

  1. _________________________________      ___________________________________
  2. _________________________________      ___________________________________
  3. _________________________________      ___________________________________
  4. _________________________________      ___________________________________
  5. _________________________________      ___________________________________
  6. _________________________________      ___________________________________
  7. _________________________________      ___________________________________
  8. _________________________________      ___________________________________
  9. _________________________________      ___________________________________
 10. _________________________________      ___________________________________


                             --------------------------------------------------
                             Name of Nominee Holder

                             By: ______________________________________________
                             Name: ____________________________________________
                             Title: ___________________________________________
                             Dated: ___________________________________  , 1995
                             Provide the following information, if applicable

                             --------------------------------------------------
                             DEPOSITORY TRUST COMPANY ("DTC") PARTICIPANT
                             NUMBER

                             --------------------------------------------------
                             DTC BASIC SUBSCRIPTION CONFIRMATION NUMBER(S)

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